FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT made as of May 21, 2001 between each of those funds in the Dreyfus Family of Funds listed on Schedule 2 hereto, as such Schedule may be revised from time to time (each a "Fund") and The Bank of New York ("BNY").

                              W I T N E S S E T H:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2.    "ELIGIBLE   FOREIGN   CUSTODIAN"   shall  have  the  meaning
provided in the Rule.

3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as effective on June 12, 2000, with compliance required no later than July 2, 2001.

6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to BNY as custodian (the "Custodian") under its Custody Agreement with the Fund.

ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates the Responsibilities to BNY with respect to each Specified Country.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System and in accordance with paragraph
(c)(3)(i) of the Rule the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian and the performance of the contract governing such arrangement; and (e) advise the Fund as soon as reasonably possible whenever BNY determines under the Monitoring System that an arrangement (including any material change in the contract governing such arrangement) with an Eligible Foreign Custodian no longer meets the requirements of the Rule.

2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of an Eligible Securities Depository (as defined in Rule 17f-7 under the Investment Company Act of 1940) or any depository located outside the United States that acts as or operates a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) such country's regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities. BNY may assume that the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other specified country.

3. BNY shall provide to the Board quarterly written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE IV.
                                 REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; and (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System; and
(d) BNY is a U.S. Bank as defined in paragraph (a) (7) of the Rule.

ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 1 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with
Article XV, paragraph 7 of the Custody Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of
Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 2 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.
                                  MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY with respect to BNY's rights and responsibilities as the Fund's foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement. By way of example only, this Agreement does not in any way modify or supersede BNY's obligation to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 200 Park Avenue, New York, N.Y. 10166 or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of such notice.

9. The obligations of the Fund hereunder shall be binding only upon the assets and property of the Fund and shall not be binding upon this assets or property or any board member, officer or shareholder of the Fund individually.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                               EACH FUND LISTED ON SCHEDULE 2
                                     HERETO

                               BY:   /S/ STEVEN F. NEWMAN
                                     ------------------------------
                               Name:Steven F. Newman
                               Title:Secretary/Assistant Secretary



                               THE BANK OF NEW YORK

                               BY:        /S/EDWARD G. MCGANN
                                   ---------------------------
                               Name:   Edward G. McGann
                               Title:  Vice President



Rev. 10/20/00
fcmstd2.doc
(4-98)

                                   Schedule 1

                               Specified Countries

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COUNTRY/                                                     COUNTRY/
MARKET         SUBCUSTODIAN(S)                               MARKET                SUBCUSTODIAN(S)

ARGENTINA      BANCO RIO DE LA PLATA                         LITHUANIA             Vilniaus Bankas
AUSTRALIA      NATIONAL AUSTRALIA Bank Ltd.                  LUXEMBOURG            Banque et Caisse d'Epargne de l'Etat
AUSTRIA        BANK AUSTRIA AG                               MALAYSIA              HongKong Bank Malaysia Berhad
BAHRAIN        HSBC BANK MIDDLE EAST                         MALI                  Societe Generale de Banques en Cote d'Ivoire
BANGLADESH     STANDARD CHARTERED BANK                       MALTA                 HSBC Bank Malta p.l.c.
BELGIUM        BANQUE BRUXELLES Lambert                      MAURITIUS             HSBC
BENIN          SOCIETE GENERALE DE Banques en Cote d'Ivoire  MEXICO                Banco Nacional de Mexico
BERMUDA        BANK OF BERMUDA LIMITED                       MOROCCO               Banque Commerciale du Maroc
BOLIVIA        CITIBANK, N.A.                                NAMIBIA               Stanbic Bank Namibia Limited
BOTSWANA       BARCLAYS BANK of Botswana Ltd.                NETHERLANDS           Fortis Bank (Nederland) N.V.
BRAZIL         BANKBOSTON, N.A.                              NEW ZEALAND           National Australia Bank Ltd. (National
                                                                                   Nominees Ltd.)
BULGARIA       ING BANK                                      NIGER                 Societe Generale de Banques en Cote d'Ivoire
BURKINA FASO   SOCIETE GENERALE DE Banques en Cote d'Ivoire  NIGERIA               Stanbic Merchant Bank Nigeria Limited
CANADA         ROYAL BANK OF CANADA                          NORWAY                Den norske Bank ASA
CHILE          BANKBOSTON, N.A.                              OMAN                  HSBC Bank Middle East
CHINA          STANDARD CHARTERED BANK                       PAKISTAN              Standard Chartered Bank
COLOMBIA       CITITRUST COLOMBIA S.A.                       PALESTINIAN           HSBC Bank Middle East
                                                             AUTONOMOUS AREA
COSTA RICA     BANCO BCT                                     PANAMA                BankBoston, N.A.
CROATIA        PRIVREDNA BANKA ZAGREB d.d.                   PERU                  Citibank, N.A.
CYPRUS         BANK OF CYPRUS                                PHILIPPINES           HSBC
CZECH REPUBLIC CESKOSLOVENSKA Obchodni Banka A.S.            POLAND                Bank Handlowy W Warszawie S.A.
DENMARK        DEN DANSKE BANK                               PORTUGAL              Banco Comercial Portugues
EASDAQ         BANQUE BRUXELLES Lambert                      QATAR                 HSBC Bank Middle East
ECUADOR        CITIBANK, N.A.                                ROMANIA               ING Bank
EGYPT          Citibank, N.A.                                Russia                Vneshtorgbank (Min Fin Bonds only)/
                                                                                   Credit Suisse First Boston AO
ESTONIA        HANSABANK LIMITED                             SENEGAL               Societe Generale de Banques en Cote d'Ivoire
EUROMARKET     CLEARSTREAM                                   SINGAPORE             United Overseas Bank Limited/
                                                                                   The Development Bank of Singapore Ltd.
EUROMARKET     EUROCLEAR                                     SLOVAK REPUBLIC       Ceskoslovenska Obchodni Banka, a.s.
FINLAND        MERITA BANK PLC                               SLOVENIA              Bank Austria Creditanstalt d.d. Ljubljana
FRANCE         BNP PARIBAS/CREDIT Agricole Indosuez          SOUTH AFRICA          Societe Generale, Johannesburg /
                                                                                   The Standard Bank of South Africa Limited
GERMANY        DRESDNER BANK AG                              SOUTH KOREA           Standard Chartered Bank
GHANA          Barclays Bank of Ghana Ltd.                   Spain                 Banco Bilbao Vizcaya Argentaria S.A. (BBVA)/
                                                                                   Banco Santander Central Hispano (BSCH)
GREECE         BNP PARIBAS                                   SRI LANKA             Standard Chartered Bank
GUINEA BISSAU  SOCIETE GENERALE DE Banques en Cote d'Ivoire  SWAZILAND             Standard Bank Swaziland Limited
HONG KONG      HSBC                                          SWEDEN                Skandinaviska Enskilda Banken
HUNGARY        CITIBANK BUDAPEST RT.                         SWITZERLAND           Credit Suisse First Boston
ICELAND        LANDSBANKI ISLANDS                            TAIWAN                HSBC
INDIA          HSBC / DEUTSCHE BANK AG                       THAILAND              Standard Chartered Bank/
                                                                                   Bangkok Bank Public Company Limited
INDONESIA      HSBC                                          TOGO                  Societe Generale de Banques en Cote d'Ivoire
IRELAND        ALLIED IRISH BANKS, PLC                       TRINIDAD & TOBAGO     Republic Bank Limited
ISRAEL         BANK LEUMI LE - ISRAEL B.M.                   TUNISIA               Banque Internationale Arabe de Tunisie
ITALY          BANCA COMMERCIALE Italiana / BNP Paribas      TURKEY                Osmanli Bankasi A.S. (Ottoman Bank)
IVORY COAST    SOCIETE GENERALE - ABIDJAN                    UNITED ARAB EMIRATES  HSBC Bank Middle fEast, Dubai
JAMAICA        CIBC TRUST & MERCHANT Bank Jamaica Ltd.       UKRAINE               ING Bank
JAPAN          THE BANK OF TOKYO-MITSUBISHI Limited/         UNITED KINGDOM        The Bank of New York /
               The Fuji Bank, Limited                                              The Depository & Clearing Centre (DCC)
JORDAN         HSBC BANK MIDDLE EAST                         UNITED STATES         The Bank of New York
KAZAKHSTAN     ABN/AMRO                                      URUGUAY               BankBoston, N.A.
KENYA          BARCLAYS  BANK OF KENYA Ltd.                  VENEZUELA             Citibank, N.A.
LATVIA         HANSABANKA LIMITED                            ZAMBIA                Barclays Bank of Zambia Ltd.
LEBANON        HSBC BANK MIDDLE EAST                         ZIMBABWE              Barclays Bank of Zimbabwe Ltd.



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As of  3-27-01

                                   SCHEDULE 2

DREYFUS BASIC MONEY MARKET FUND, INC.
DREYFUS BASIC MUNICIPAL FUND, INC.
   DREYFUS BASIC MUNICIPAL MONEY MARKET PORTFOLIO
   DREYFUS BASIC INTERMEDIATE MUNICIPAL BOND PORTFOLIO DREYFUS BASIC MUNICIPAL BOND PORTFOLIO
   DREYFUS BASIC NEW JERSEY MUNICIPAL MONEY MARKET PORTFOLIO DREYFUS BASIC U.S. GOVERNMENT MONEY MARKET FUND
DREYFUS CALIFORNIA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS CALIFORNIA TAX EXEMPT BOND FUND, INC.
DREYFUS CALIFORNIA TAX EXEMPT MONEY MARKET FUND
DREYFUS CASH MANAGEMENT
DREYFUS CASH MANAGEMENT PLUS, INC.
DREYFUS CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC. DREYFUS FLORIDA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS FLORIDA MUNICIPAL MONEY MARKET FUND
DREYFUS GLOBAL GROWTH FUND
DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS
   DREYFUS GOVERNMENT CASH MANAGEMENT
   DREYFUS GOVERNMENT PRIME CASH MANAGEMENT
DREYFUS GROWTH AND VALUE FUNDS, INC.
   DREYFUS INTERNATIONAL VALUE FUND
DREYFUS INSTITUTIONAL MONEY MARKET FUND
   GOVERNMENT SECURITIES SERIES
   MONEY MARKET SERIES
DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
   DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUND
   DREYFUS INSTITUTIONAL PREFERRED PLUS MONEY MARKET FUND DREYFUS INSURED MUNICIPAL BOND FUND, INC.
DREYFUS INTERMEDIATE MUNICIPAL BOND FUND, INC.
DREYFUS INTERNATIONAL FUNDS, INC.
   DREYFUS EMERGING MARKETS FUND
   DREYFUS INTERNATIONAL GROWTH FUND
DREYFUS INVESTMENT PORTFOLIOS
   EMERGING MARKETS PORTFOLIO
   EUROPEAN EQUITY PORTFOLIO
   FOUNDERS INTERNATIONAL EQUITY PORTFOLIO
   FOUNDERS PASSPORT PORTFOLIO
   JAPAN PORTFOLIO
DREYFUS LIQUID ASSETS, INC.
DREYFUS MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND
DREYFUS MASSACHUSETTS TAX EXEMPT BOND FUND
DREYFUS MONEY MARKET INSTRUMENTS, INC.
   GOVERNMENT SECURITIES SERIES
   MONEY MARKET SERIES
DREYFUS MUNICIPAL BOND FUND, INC.
DREYFUS MUNICIPAL CASH MANAGEMENT PLUS
DREYFUS MUNICIPAL MONEY MARKET FUND, INC.
DREYFUS NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS NEW JERSEY MUNICIPAL BOND FUND, INC.
DREYFUS NEW JERSEY MUNICIPAL MONEY MARKET FUND, INC.
DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT
DREYFUS NEW YORK TAX EXEMPT BOND FUND, INC.
DREYFUS NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND
DREYFUS NEW YORK TAX EXEMPT MONEY MARKET FUND
DREYFUS PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND
DREYFUS PREMIER CALIFORNIA MUNICIPAL BOND FUND
DREYFUS PREMIER EQUITY FUNDS, INC.
   DREYFUS PREMIER EMERGING MARKETS FUND
DREYFUS PREMIER INTERNATIONAL FUNDS, INC.
   DREYFUS PREMIER EUROPEAN EQUITY FUND
   DREYFUS PREMIER GREATER CHINA FUND
   DREYFUS PREMIER INTERNATIONAL GROWTH FUND
   DREYFUS PREMIER JAPAN FUND
DREYFUS PREMIER MUNICIPAL BOND FUND
DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND
DREYFUS PREMIER STATE MUNICIPAL BOND FUND
   CONNECTICUT SERIES
   FLORIDA SERIES
   MARYLAND SERIES
   MASSACHUSETTS SERIES
   MICHIGAN SERIES
   MINNESOTA SERIES
   NEW JERSEY SERIES
   NORTH CAROLINA SERIES
   OHIO SERIES
   PENNSYLVANIA SERIES
   TEXAS SERIES
   VIRGINIA SERIES
DREYFUS PREMIER VALUE EQUITY FUNDS
DREYFUS PREMIER INTERNATIONAL VALUE FUND
DREYFUS PREMIER WORLDWIDE GROWTH FUND, INC.
DREYFUS SHORT-INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS TAX EXEMPT CASH MANAGEMENT
DREYFUS TREASURY CASH MANAGEMENT
DREYFUS TREASURY PRIME CASH MANAGEMENT
DREYFUS 100% U.S. TREASURY MONEY MARKET FUND
DREYFUS VARIABLE INVESTMENT FUND
   INTERNATIONAL EQUITY PORTFOLIO
   INTERNATIONAL VALUE PORTFOLIO
   MONEY MARKET PORTFOLIO
   SPECIAL VALUE PORTFOLIO
DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.
GENERAL CALIFORNIA MUNICIPAL BOND FUND, INC.
GENERAL CALIFORNIA MUNICIPAL MONEY MARKET FUND
GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.
   GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND
   GENERAL TREASURY PRIME MONEY MARKET FUND
GENERAL MONEY MARKET FUND, INC.
GENERAL MUNICIPAL BOND FUND, INC.
GENERAL MUNICIPAL MONEY MARKET FUNDS, INC.
   GENERAL MUNICIPAL MONEY MARKET FUND
GENERAL NEW YORK MUNICIPAL BOND FUND, INC.